FINANCIAL ASSETS SECURITY AGREEMENT
(For Committed Facilities)
FINANCIAL  ASSETS SECURITY  AGREEMENT,  dated  as  of  May 13,  2019  (as amended, supplemented or otherwise modified from time to time, this “Agreement”), made by THE T-TWELVE LEGACY TRUST DATED DECEMBER 8, 2006, an irrevocable Nevada trust (the “Grantor”), to MORGAN STANLEY PRIVATE BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, the “Lender”).
PRELIMINARY STATEMENTS.
(1)          The Grantor and the Lender have entered into a Line of Credit Agreement, dated as of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
(2)          The Grantor has the security entitlements (the “Pledged Security Entitlements”) with respect to all of the financial assets and investment property (the “Pledged Financial Assets”) credited from time to time to the Grantor’s account bearing Account No. (together with any successor accounts that replace or are established to supplement the aforesaid numbered account(s), collectively, the “Securities Account”), with Morgan Stanley Smith Barney (the “Securities Intermediary”).
(3)          The Grantor is the sole owner of (a) 12,887,433 units of limited liability company interests, together with any additional units of Amneal Pharmaceuticals LLC, a Delaware limited liability company (the “Operating LLC”) acquired or otherwise obtained by the Grantor after the date hereof (the “Pledged Units”), which Pledged Units may be converted into a like number of shares of common stock of Amneal Pharmaceuticals, Inc., a Delaware corporation (the “Company”) (such shares of common stock, “Company Shares”) or cash (the “Cash Amount”), at the option of the Company, pursuant to Section 11.01 of the Third Amended and Restated Agreement Limited Liability Company Agreement of the LLC dated May 4, 2018 (as amended and supplemented through the date of this Agreement, the “LLC Agreement”); (b) 12,887,433 shares of Class B common stock of the Company, together with any additional Class B shares of the Company acquired or otherwise obtained by the Grantor after the date hereof (the “Pledged B Company Shares” and together with the Pledged Units and the Company Shares, the “Pledged Collateral”); and (c) all rights of the Grantor under the LLC Agreement and that certain Second Amended and Restated Stockholders Agreement dated December 16, 2017, as amended from time to time, by and among the Company, the Grantor and others, in respect of the Pledged B Company Shares and the Company Shares (the “Stockholders Agreement” and together with the LLC Agreement, the “LLC Unit Documents”).
(4)          The Company, both in its capacity as the managing member of the Operating LLC and individually, has acknowledged such pledge of the Pledged Collateral and agreed to other terms with respect thereof in an Acknowledgment and Agreement, dated as of even date herewith (the “Acknowledgment Agreement”).
(5)          It is a condition precedent to the making of any Advances by the Lender under the

Credit Agreement that the Grantor shall have made the pledge and assignment provided for in this Agreement.
(6)          Capitalized terms not defined herein are used herein as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in the Uniform Commercial Code in effect in the State of New York (“N.Y. Uniform Commercial Code”) on the date hereof are used in this Agreement as such terms are defined in the N.Y. Uniform Commercial Code.
NOW, THEREFORE, in consideration of the premises and in order to induce the Lender enter into, and accept, the Credit Agreement and the other Loan Documents, the Grantor hereby agrees as follows:
Section 1.         Grant of Security.  The Grantor hereby assigns and pledges to the Lender, and hereby grants to the Lender a security interest in, the Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now existing or hereafter acquired by the Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):
(a)          all of the following:
(i)          the Securities Account, all Pledged Security Entitlements with respect to all Pledged Financial Assets (including, any cash and money market fund shares, any Pledged Units, Pledged B Company Shares and Company Shares credited to the Securities Account, each custodial account maintained by the Securities Intermediary pursuant to any custodial agreement relating to the custody of any time deposits, and any certificates of deposit issued pursuant to the Certificate of Deposit Account Registry Service ® Deposit Placement Agreement between the Grantor and the Securities Intermediary and/or the Insured Cash Sweep ® Service Deposit Placement Agreement between the Grantor and the Securities Intermediary) from time to time credited to the Securities Account, all Pledged Financial Assets from time to time credited to the Securities Account, and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Security Entitlements or such Pledged Financial Assets; and
(ii)          the Pledged Units, the Pledged B Company Shares and any and all Company Shares resulting from any conversion of the Pledged Units and/or the Pledged B Company Shares and all right, title and interest in and as a member, stockholder and/or partner under the Stockholders Agreement (collectively, the “Pledged Company Documents”), with respect to the Pledged Units, Company Shares and Pledged B Company Shares, whether now existing or hereafter arising, including, without limitation, all rights to receive payments, distributions, dividends and monies due or to become due under or pursuant to the Stockholders Agreement and any and all other Pledged Company Documents or the Pledged Units, all rights to effect a redemption, exchange or conversion and to redeem and/or exchange and/or convert Pledged Units for

Company Shares and/or the Cash Amount, all rights to vote on any matter and take any other action specified in the Stockholders Agreement or any of the Pledged Company Documents, all rights to cause an assignee to be substituted in its place and stead as a member, stockholder of the Company and/or as a holder or similar status under any Pledged Company Document, as the case may be, all rights and claims for damages arising out of or for breach or default under the Stockholders Agreement or any of the other Pledged Company Documents, and all conversion and redemption rights, dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests; and
(iii)          any additional shares of Class B common stock of the Company from time to time acquired by the Grantor in any manner (which shares shall be deemed for all purposes to be part of the Pledged Collateral), and the certificates representing such additional shares, and all conversion and redemption rights, dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and
(iv)          any additional units of the Operating LLC from time to time acquired by the Grantor in any manner (which shares shall be deemed for all purposes to be part of the Pledged Collateral), and the certificates representing such additional units, and all conversion and redemption rights, dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such units; and
(v)          all additional investment property (including all (A) securities, whether certificated or uncertificated, (B) security entitlements, and (C) securities accounts) in which the Grantor has or acquires from time to time any right, title or interest in any manner by reason of the Grantor’s right, title or interest in or to any of the items set forth in the foregoing subparagraphs (i) or (ii) of this Section 1, and the certificates or instruments, if any, representing or evidencing such investment property and all dividends, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional investment property; and
(b)          all dividends, distributions and proceeds of any and all of the foregoing Collateral (including, proceeds that constitute property of the types described in clause (a) of this Section 1 and this clause (b) and, to the extent not otherwise included, all cash).
Section 2.         Security  for  Obligations.  (a)  This  Agreement  secures  the  prompt payment and performance of all obligations of the Grantor to the Lender and its Affiliates now or hereafter existing, whether absolute or contingent, disputed or undisputed, direct or indirect and out of whatever transactions arising, including, obligations arising under or in respect of the Credit Agreement and the other Loan Documents to which it is a party, existing and future loans and advances, letters of credit, acceptances, all other extensions of credit, security agreements, mortgages, guaranties, overdrafts, and all contracts for payment or performance, and all indebtedness, obligations and liabilities under any guaranty or surety agreement, including all principal, interest, fees, indemnifications, costs, expenses or otherwise (all such obligations being the “Secured Obligations”).
(b)         After the Effective Date, so long as no Default or Event of Default has occurred and is continuing, the Grantor may make trades in the Securities Account, provided that, a Margin Call or Sell-Out Shortfall shall not result from such trade. Notwithstanding anything else in this Agreement to the contrary, so long as no Default or Event of Default has occurred and is continuing, the Grantor may, upon not less than five (5) Business Days prior written notice, request that the Lender release its security interest in a designated portion of the Pledged Financial Assets (other than the Pledged Units, the Pledged Company B Shares or the Company Shares), and the Lender shall release its security interest in such designated Pledged Financial Assets, provided that a Margin Call or Sell-Out Shortfall shall not result from such release. The Lender reserves the right (which shall be exercised in its reasonable discretion) to select from among the Pledged Financial Assets (or portion or lots thereof) that shall be subject to release in accordance with this Section.
Section 3.         Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the exercise by the Lender of any of the rights hereunder shall not release the Grantor from any duties or obligations under the contracts and agreements included in the Collateral and (b) the Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
Section 4.          Control of Collateral.
(a)          For the purpose of giving the Lender control over the Securities Account and in order to perfect the Lender’s security interests in the Collateral, the Grantor hereby consents to (x) the Securities Intermediary entering into a control agreement with the Lender pursuant to which the Securities Intermediary agrees to accept and comply with entitlement orders and instructions from the Lender (or from any assignee or successor of the Lender) regarding the Securities Account without further consent of the Grantor, (y) the Securities Intermediary retitling the Securities Account in the name of the Lender for the benefit of the Grantor to further perfect and evidence the Lender’s security interest in the Securities Account granted pursuant to this Agreement and (z) the Securities Intermediary delivering to the Lender account statements, trade confirmations and any other information relating to the Securities Account. Without limiting the foregoing, the Grantor acknowledges, consents and agrees that, pursuant to a control agreement (the “Control Agreement”) entered into by and between the Lender and the Securities Intermediary:
(i)          the Securities Intermediary will comply with entitlement orders originated by the Lender regarding the Securities Account without further consent from the Grantor. The Securities Intermediary will treat all assets credited to the Securities Account, including money and credit balances and the Pledged Units, Pledged B Company Shares and Company Shares, and any and all Company Shares and Pledged B Company Shares resulting from any redemption, exchange or conversion of the Pledged Units, as financial assets for purposes of Article 8 of the N.Y. Uniform Commercial Code; and
(ii)          In order to enable the Grantor to trade certain Pledged Financial Assets in accordance with Section 2(b) above, the Securities Intermediary may comply with entitlement orders originated by the Grantor (or if so agreed by the Lender in its sole and absolute discretion, by an investment adviser designated by the Grantor and acceptable to the Lender) regarding the Securities Account given, if applicable, in the manner set forth in Section 4(b)(iv) below, but only until such time that the Lender notifies the Securities Intermediary that the Lender is asserting exclusive control over the Securities Account (a “Notice of Exclusive Control”). After the Securities Intermediary has received a Notice of Exclusive Control and has had a reasonable opportunity to comply, it will no longer comply with entitlement orders or instructions (including, voting instructions) originated by the Grantor (or by any investment advisor designated by the Grantor) concerning the Securities Account. After receipt of a Notice of Exclusive Control, the Securities Intermediary will comply solely with voting instructions from the Lender in respect of any Pledged Financial Assets. Notwithstanding the foregoing, however, and irrespective of whether it has received any Notice of Exclusive Control, the Grantor acknowledges and accepts that the Lender and the Securities Intermediary have procedures in place whereby any entitlement order originated by the Grantor (or by any investment advisor designated by the Grantor) to withdraw any Pledged Financial Assets from the Securities Account, pay any money, free credit balance or other amount owing on the Securities Account or trade any Pledged Financial Asset is subject to a process whereby the Lender assesses whether such withdrawal or trade would result in a Margin Call or Sell-Out Shortfall, and if so, may instruct the Securities Intermediary not to honor such a request. For the avoidance of doubt, nothing in the foregoing shall in any way affect the limitation of liability of the Securities Intermediary contained in Section 4(b) below.
(b)          The Grantor further acknowledges, consents and agrees that:
(i)          To the extent that any provisions of this Agreement conflict with any provisions of the Grantor’s client agreements in respect of the Securities Account, the provisions of this Agreement shall control;
(ii)          In respect of the Securities Account, the Securities Intermediary shall not be held responsible for (x) any decline in the market value of any Collateral or the failure to notify the Lender or the Grantor thereof or (y) its failure to take any action or action taken by it with respect to any Collateral, including, permitting the Lender to withdraw Collateral from the Securities Account, or failing to permit the Grantor to trade within the Securities Account or withdraw Collateral from the Securities

Account, except to the extent directly caused by the Securities Intermediary’s gross negligence or willful misconduct;
(iii)          Without limiting the generality of the foregoing, the Securities Intermediary shall have no responsibility for interpreting any of the provisions of this Agreement or determining whether any trading, redemption, exchange, conversion or withdrawal of Pledged Financial Assets by the Grantor is permitted hereunder or would result in any Margin Call or Sell-Out Shortfall, and shall act solely on the instructions communicated to it via the Lender in respect of any such trading or withdrawal;
(iv)          The Securities Intermediary and its successors and assigns shall be entitled to rely on the consents and agreements of the Grantor in this Section 4 as if such consents had been given directly to, and such agreements had been made directly with, such Securities Intermediary, successor or assign; and
(v)          Early withdrawal penalties may apply for any withdrawal of any certificate of deposit that comprises the Collateral prior to maturity, even if such withdrawal occurs as a result of the Lender exercising rights and remedies with respect to the Collateral as provided in this Agreement.
(c)          The Grantor further acknowledges, consents and agrees that:
(i)          Notwithstanding anything to the contrary in this Agreement, the LLC Agreement or the Pledged Company Documents, the Grantor shall not seek to redeem, exchange or convert all or any portion of the Pledged Units into Company Shares or the Cash Amount without the prior written consent of the Lender in its sole and absolute discretion.
(ii)          The Lender may, without the Grantor’s consent, exercise all redemption, exchange and conversion rights of the Grantor under the Pledged Company Documents, either in the name of the Grantor or in its own name or the name of its designee, in accordance with and subject to the terms of this Agreement, the Pledged Company Documents and the Acknowledgment Agreement.
Section 5.          Representations and Warranties. The Grantor represents and warrants as follows:
(a)          The Grantor is the one hundred percent (100%) legal and beneficial owner of the Collateral free and clear of any Lien, except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Lender relating to this Agreement.
(b)          The Collateral held in the Securities Account consists of diversified marketable securities of the type set forth in Column A of Exhibit A to the Credit Agreement which shall be acceptable to the Lender in its sole and absolute discretion. The Collateral (other than the Pledged Units) held in the Securities Account is in a form that meets the guidelines for deposit with the Depository Trust Corporation.
(c)          The Collateral consisting of Pledged Units is not subject to any restrictions on the pledge of such Pledged Units by the Grantor to the Secured Party nor restrictions on the sale or transfer of the Pledged Units or any Pledged Company B Shares or Company Shares for which the Pledged Units may be redeemed, exchanged or converted by the Grantor or the Secured Party (whether pursuant to securities laws or regulations or any partnership, lock-up or other similar agreement or insider trading rules of the issuer), except as set forth in the Pledged Company Documents and the Consent Agreement.
(d)          All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral of the Grantor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Lender a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of the Grantor, securing the payment of the Secured Obligations.
(e)          Except for the Acknowledgment Agreement, no consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by the Grantor of the pledge, assignment and security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including, the first priority nature of such pledge, assignment or security interest), except for the actions described in Section 4 and the filing of any required Uniform Commercial Code financing or continuation statements with respect to the Collateral, or (iii) for the exercise by the Lender of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally.
Section 6.         Further Assurances.  The Grantor agrees that from time to time, at the  expense of the Grantor, it will promptly execute and deliver all further instruments and documents (including, but not limited to, a signed Federal Reserve Form U-1 required under Regulation U as promulgated by the Board of Governors of the Federal Reserve System of the United States), and take all further action, that may be necessary or desirable, or that the Lender may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by the Grantor hereunder or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Grantor hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral (including with respect to the Pledged Units, Pledged Company B Shares and Company Shares for which the Pledged Units may be redeemed, exchanged or converted). A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Grantor will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with such Collateral as the Lender may reasonably request, all in reasonable detail.
Section 7.         Voting Rights; Dividends; Etc.  So long as no Default or Event of Default  shall have occurred and be continuing:
(a)          The Grantor shall be entitled to make trades in the Securities Account (subject to the limitations set forth in Section 2(b) and Section 4) and exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose; provided, however, that the Grantor will not exercise and will refrain from exercising any such right if such action is prohibited by the provisions herein or would result in a Margin Call or Sell-Out Shortfall.
(b)          The Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Collateral; provided, however, that any and all (i) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, such Collateral, (ii) dividends and other distributions paid or payable in cash in respect of such Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption, exchange or conversion of, or in exchange for, such Collateral (including any Cash Amount or other consideration payable upon any redemption, exchange or conversion of any Pledged Units) shall be forthwith delivered to the Lender to hold as Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Grantor and be forthwith delivered to the Lender as Collateral in the same form as so received (with any necessary endorsement). Notwithstanding the foregoing or anything to the contrary in this Agreement, the Grantor shall not, without the prior written consent of the Lender, seek to or effect any redemption, exchange or conversion of all or any part of the Pledged Units.
Section 8.         Transfers and Other Liens.  The Grantor shall not, without the consent of  the Lender, (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created by this Agreement.
Section 9.          Intentionally Omitted
Section 10.       Lender Appointed Attorney-in-Fact. The Grantor hereby  irrevocably appoints the Lender as the Grantor’s attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Lender’s discretion, to take any action and to execute any instrument that the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (b) to file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral (including to take any action under Section 12(a)(iv) of this Agreement), (c) to do all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do (including to effect a redemption, exchange or conversion of the Pledged Units), and (d) to promptly execute and deliver all further instruments and documents, and take all further action as contemplated by Section 6.
Section 11.         Lender May Perform; Duties.
(a)          If the Grantor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by the Grantor under Section 13 (it being understood and agreed that until all such amounts are paid in full by the Grantor, such amounts shall be deemed to be “Secured Obligations” hereunder). The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.
(b)          Except for the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.
Section 12.         Remedies.  If a Default or an Event of Default (which, for the avoidance   of doubt shall be a Default or Event of Default under the Credit Agreement) shall have occurred and be continuing:
(a)            (i)           All rights of the Grantor (A) to exercise or refrain from making trades in the Securities Account and exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7 of this Agreement shall cease and (B) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 7 of this Agreement, shall automatically cease, and all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other distributions.
(ii)          All dividends, interest and other distributions that are received by the Grantor contrary to the provisions of clause (i) of this Section 12(a) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Lender as Collateral in the same form as so received (with any necessary endorsement).
(iii)          The Lender shall be entitled to issue Entitlement Orders and send the Securities Intermediary a Notice of Exclusive Control, and, in connection therewith
(A) cause the Securities Account to be re-registered in the Lender’s sole name or transfer the Securities Account to another broker/dealer in its sole name, (B) remove any Collateral from the Securities Account and register such Collateral in its name or in the name of its broker/dealer, agent or nominee or any of their nominees, (C) exchange certificates representing any of the Collateral for certificates of larger or smaller denominations, and (D) exercise any voting, withdrawal, redemption, conversion, registration, sale or other rights of a holder of any of the Collateral, and the expenses of the Lender incurred in connection therewith shall be payable by the Grantor under Section 13 (it being understood and agreed that until all such amounts are paid in full by the Grantor, such amounts shall be deemed to be “Secured Obligations” hereunder).
(iv)          The Lender may, in addition to and without limiting in any way its other rights and remedies under this Agreement, do or have its designee do, all or any of the following with respect to the Pledged Units or Pledged B Company Shares, as applicable (all, without being obligated to do so): (A) exercise any and all of the Grantor’s rights and remedies under the Pledged Company Documents; (B) become an assignee stockholder or equity holder, as the case may be, under the Pledged Company Documents, subject to the terms and conditions of the Pledged Company Documents and the Acknowledgment Agreement; and (C) exercise in the name of the Grantor any and all redemption rights, exchange rights, conversion rights or similar rights with respect to the Pledged Units and Pledged B Company Shares, including instructing the Operating LLC and the Company, as the case may be, to make all distributions due to its members or stockholders directly to the Lender, for the Lender’s own account, causing the redemption, conversion or exchange of any or all of the Pledged Units for Company Shares (or any equivalent Cash Amount) and directing the Company to issue and deliver such Company Shares and any certificates representing such Company Shares in the name of the Grantor, the Lender, or a designee of the Lender, as the Lender may determine in its discretion, and liquidating any or all of the Company Shares for which the Pledged Units are redeemable, convertible or exchangeable.
(b)          All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Lender pursuant to Section 13) in whole or in part by the Lender against, all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c)          The Lender may exercise any and all rights and remedies of the Grantor under or in respect of the Collateral.
(d)          All payments received by the Grantor under or in respect of the Collateral shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement).
(e)          In addition to the other rights and remedies provided for herein or otherwise available to the Lender, including pursuant to the Acknowledgment Agreement, the Lender may exercise in respect of the Collateral all of the rights and remedies of a secured party upon default under the N.Y. Uniform Commercial Code (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral).
The Grantor acknowledges and understands (i) that the redemption, conversion or exchange of any of the Pledged Units for Company Shares in connection with this Agreement may have severely detrimental tax, financial or other consequences to the Grantor as the holder of such Pledged Units, including the possible recognition of taxable gain in excess of the amount realized in connection with any sale or other disposition of the Company Shares; (ii) that the Grantor’s obligations under this Agreement shall continue in full force and effect without set-off, counterclaim, defense or right of recoupment, notwithstanding the incurrence at any time of adverse tax, financial or other consequences in connection with the redemption, conversion or exchange of any Pledged Units for Company Shares, the transfer, disposition or other sale of any Pledged Units or Company Shares for any reason whatsoever and (iii) that the Grantor has, to its satisfaction, sought independent legal, tax and accounting advice before signing this Agreement and, without limiting the generality of the foregoing, fully understands the potential adverse tax, financial or other consequences to the Grantor of a redemption of any Pledged Units for Company Shares, and expressly the Lender’s rights under this Agreement to force a redemption, conversion or exchange of Pledged Units for Company Shares.
Section 13.          Indemnity and Expenses.
(a)          The Grantor agrees to indemnify and hold harmless the Lender and each of its Related Parties (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, reasonable fees and expenses of counsel of any Indemnified Party) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Commitment and any Advance except that the Grantor shall have no obligation hereunder to any Indemnified Party with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnified Party, as determined by a final, non-appealable judgment by a court of competent jurisdiction. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Grantor or any of its Related Parties or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Grantor also agrees not to assert any claim against the Lender and any of its Related Parties on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Commitment and any Advance. Without prejudice to the survival of any other agreement of the Grantor hereunder, the agreements and obligations of the Grantor contained in this Section 13 shall survive the payment in full of the Secured Obligations hereunder.
(b)          The Grantor will, upon demand, pay to each applicable Indemnified Party the amount of any and all reasonable expenses, including, the reasonable fees and expenses of its counsel and of any experts and agents, that such Indemnified Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of the Grantor, (iii) the exercise or enforcement of any of the rights of such Indemnified Party hereunder, or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.
(c)          Without prejudice to the survival of any other agreement of the Grantor hereunder, the agreements and obligations of the Grantor contained in this Section 13 shall survive the payment in full of principal, interest and all other amounts payable hereunder or under the Credit Agreement and the other Loan Documents.
Section 14.         Amendments; Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Lender to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
Section 15.         Notices, Etc. All notices and  other  communications  provided  for  hereunder shall be in writing (including fax communication and any other method of communication authorized by the Lender) and faxed or sent by a reputable overnight courier or delivery service to the Grantor, at the Grantor’s address at c/o Sierra Fiduciary Support Services, 100 West Liberty Street, Tenth Floor, Reno, Nevada 89501, Attention: President, Tattva Fiduciary Company; or if to the Lender, at its address at Morgan Stanley Private Bank, National Association, c/o Morgan Stanley Smith Barney LLC, 2000 Westchester Avenue, Floor 2NE, Purchase, New York 10577, Attention: Tailored Lending, or fax number (914) 225-9110, Attention: Tailored Lending; or, as to the Grantor or the Lender at such other address or fax number as shall be designated by such party in a written notice to the other party or, in the case of a change of the Grantor’s address or fax number, as may be requested by the Grantor in writing to the Lender or by any other means agreed to by the Lender. All such notices and communications  shall,  when  faxed,  be  effective  upon  the  faxing  thereof  or,  when  sent  by reputable overnight courier or delivery system, be effective on the Business Day following the day when the same is sent in such manner. Delivery by facsimile or other electronic means of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any schedule or exhibit hereto to be executed and delivered hereunder shall be as effective as delivery of an original executed counterpart thereof.
Section 16.        Continuing Security Interest; Assignment  under  the Credit  Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain  in full force and effect until the later of the indefeasible payment in full in cash of the Secured Obligations and the termination of the Commitment under the Credit Agreement, (b) be binding upon the Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Lender may assign  or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement and/or any or all of the other Loan Documents to any other Person and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender in this Agreement or otherwise.
Section 17.         Termination. Subject, in any event, to Section 18((b), upon the later of the payment in full in cash of the Secured Obligations and the termination of the Commitment under the Credit Agreement, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Lender will, at the Grantor’s expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.
Section 18.          Security Interest Absolute.
(a)          The obligations of the Grantor under this Agreement are independent of the Secured Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Grantor to enforce this Agreement, irrespective of whether any action is brought against the Grantor or any other Loan Party or whether the Grantor or any other Loan Party is joined in any such action or actions. All rights of the Lender and the pledge, assignment and security interest hereunder, and all obligations of the Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and the Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:
(i)          Any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;
(ii)          Any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document, including, any increase in the Secured Obligations resulting from the extension of additional credit to the Borrower or otherwise;
(iii)          Any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
(iv)          Any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents or any other assets of any Loan Party;
(v)          Any change, restructuring, revocation or termination of the organizational structure or existence of the Grantor;
(vi)          Any failure of the Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Loan Party now or hereafter known to the Lender (the Grantor waiving any duty on the part of the Lender to disclose such information);
(vii)          The failure of any other Person to execute this Agreement or any other Loan Document, guaranty or agreement or the release or reduction of liability of the Grantor or other grantor or surety with respect to the Secured Obligations; or
(viii)          Any other circumstance (including, any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, the Grantor or a third party grantor of a security interest.
(b)          This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Lender or by any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.
Section 19.         Execution in Counterparts. This Agreement may be  executed  in  any  number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of an original executed counterpart of this Agreement.

Section 20.          Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.
(a)          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles of New York State law other than § 5-1401 of the New York General Obligations Law, except to the extent that the perfection, the effect of perfection or nonperfection, and the priority of the security interest or remedies hereunder in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.
(b)          Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto consents to the service of copies of any and all process which may be served in any such action or proceeding by the mailing of copies of such process to such party at its address specified in Section 15. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document in the courts of any other jurisdiction.
(c)          Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE TRANSACTIONS THEREUNDER OR HEREUNDER OR THE ACTIONS OF THE LENDER OR ANY OF ITS AFFILIATES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.
Section 21.         Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 22.         Headings. Article, section and paragraph headings in this Agreement are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose.
Section 23.         Conflicts. In the event any section or provision hereunder is or shall come into conflict with any section or provision of the Credit Agreement, this Agreement shall control.
Section 24.        Terms Generally.  The definitions of terms herein shall apply equally to   the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any  agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 25.        Credit Reports. For the avoidance of  doubt  and  without  in  any way limiting any of the Lender’s rights under any other Loan Document, including, any financial statement and/or application delivered by or on behalf of any Loan Party with respect to the Credit Agreement, the Loan Documents and the transactions thereunder and hereunder, the Grantor authorizes the Lender to obtain credit reports on the Grantor from time to time until all obligations under the Credit Agreement, this Agreement and the other Loan Documents are completely satisfied, but not more often than annually except in connection with other extensions or proposed extensions of credit to the Borrower by the Lender or any of its Affiliates.
Section 26.        Financial Advisor Disclaimer. The Grantor acknowledges and agrees that notwithstanding any advisory relationship that the Grantor may have with Morgan Stanley Smith Barney with respect to the Securities Account, no advisory relationship with Morgan Stanley Smith Barney exists with respect to this Agreement, the Credit Agreement, the other Loan Documents and the transactions thereunder and hereunder or in connection with the Grantor’s decision to enter into this Agreement and the other Loan Documents applicable to it, or the Grantor’s decision to use the Securities Account, the Pledged Units, the Pledged Company B Shares and the Company Shares as collateral for the obligations under the Credit Agreement and the Loan Documents. The Grantor further acknowledges and agrees that neither Morgan Stanley Smith Barney nor any financial advisor(s) to the Grantor employed by or working as an agent of Morgan Stanley Smith Barney, has acted or is acting as an investment advisor in connection with the Grantor’s decision to enter into this Agreement and the other Loan Documents and the transactions thereunder and hereunder; the Grantor is solely responsible for its decision to enter into this Agreement and to pledge assets in the Securities Account and the Pledged Units, Pledged B Company Shares and Company Shares under the Security Agreement and the other Loan Documents applicable to the Grantor.
[Remainder of page intentionally left blank. Signature Page follows.]

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed by its duly authorized trustees as of the date first above written.

GRANTOR

THE T-TWELVE LEGACY TRUST
DATED DECEMBER 8, 2006
by Tattva Fiduciary Company, sole Trustee

By:	/s/ Gautam Patel
Name:	Gautam Patel
Title:	President

Accepted and agreed to as of the date first above written.
MORGAN STANLEY PRIVATE BANK, NATIONAL ASSOCIATION
By:	/s/ Thomas J. Maltese
Name: Thomas J. Maltese
Title: Authorized Signatory

SIGNATURE PAGE TO
FINANCIAL ASSETS SECURITY AGREEMENT
(FOR COMMITTED FACILITIES) THE T-TWELVE
LEGACY TRUST